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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (to be filed on or about May 10, 1999) of Applied Analytical Industries, Inc., of our report dated March 18, 1998 relating to the financial statements and financial statement schedule, which appears in the Applied Analytical Industries, Inc. Form 10-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP

Atlanta, Georgia
May 10, 1999